EXECUTION COPY

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO LOAN AGREEMENT AND SECURITY AGREEMENT (this “Amendment”) is made as of September 17, 2019, by and among REDFINNOW BORROWER LLC (the “Borrower”), REDFINNOW PLEDGOR LLC (solely with respect to Sections 3(e) and 3(f) below) (the “Pledgor” and collectively with the Borrower, the “Loan Parties”), REDFIN CORPORATION (solely with respect to Section 3(f) below), (“Guarantor”, and together with the Loan Parties, the “Relevant Parties”), the Lenders (as defined below) party hereto and GOLDMAN SACHS BANK USA, as Administrative Agent (the “Administrative Agent”), under that certain Loan and Security Agreement dated as of July 26, 2019, by and among the Borrower, the Lenders party thereto from time to time (collectively, the “Lenders”) and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
RECITALS
WHEREAS, the parties hereto wish that certain amendments be made to the Loan Agreement and the parties hereto have agreed to make such amendments to the Loan Agreement, on the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the continued performance by the Loan Parties of their respective promises and obligations under the Loan Agreement and the other Facility Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Pledgor (solely with respect to Sections 3(e) and 3(f) below), the Guarantor (solely with respect to Section 3(f) below), the Lenders party hereto and the Administrative Agent hereby agree as follows:
AGREEMENT
1.Amendments to Loan Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below:
(a)    Section 1 of the Loan Agreement is hereby amended by inserting the following definitions in alphabetical order thereto:
“’Diligence Agent Agreement’ shall mean that certain Evaluation Services Agreement, dated as of September 17, 2019, by and among the Diligence Agent, the Administrative Agent, the Borrower and Red Bell.”
“’Permitted Use’ shall have the meaning set forth in Section 35(d).”
“’Property Diligence Confidential Information’ shall mean each Property Valuation Report prepared by the Diligence Agent or Red Bell (on behalf of the Diligence Agent) and all such underlying data, compilations and information contained in such Property Valuation Report.
“’Property Diligence Recipient’ shall have the meaning set forth in Section 35(b).”
“’Property Diligence Disclosing Party’ shall have the meaning set forth in Section 35(b).”
“’Red Bell’ shall mean Red Bell Real Estate, LLC.

(b)    The Loan Agreement is hereby amended by inserting the following new Section 35 thereto:
“Section 35. Property Diligence Confidential Information.
(a)    Each party hereto acknowledges and agrees that each such party shall not:
1.    disclose, use, disseminate, deliver, reproduce or publish any portion of the Property Diligence Confidential Information for any purpose other than for a Permitted Use;
2.    process any portion of the Property Diligence Confidential Information or permit any portion of the Property Diligence Confidential Information to be processed with software from any other source;
3.    use the Property Diligence Confidential Information to create, enhance or structure any database in any form for resale, distribution or any use other than for a Permitted Use;
4.    use the Property Diligence Confidential Information, alone or with any other valuation approaches or products to create any derivative products;
5.    make any attempt to: (i) alter, modify, improve, disassemble or decompile the Property Diligence Confidential Information; (ii) otherwise use the Property Diligence Confidential Information for the benefit of anyone other than as permitted as a Permitted Use; or (iii) publicly display, make available to the general public, or otherwise transfer in bulk any Property Diligence Confidential Information, to any third party except as permitted as a Permitted Use; and
(b)    each party hereto acknowledges and agrees that all Property Diligence Confidential Information shall be kept confidential as provided in this Section 35 by the party receiving such information (the “Property Diligence Recipient”) and shall not be divulged to any Person without the prior written consent of the party providing such information (the “Property Diligence Disclosing Party”) except to the extent that (i) it is necessary to disclose to Property Diligence Recipient’s Affiliates or Representatives, (ii) Property Diligence Recipient is requested or required by governmental agencies, regulatory bodies, self-regulatory organizations with jurisdiction, bank examiners, or pursuant to legal proceedings (including, without limitation, orders, subpoenas or discovery requests), or other governmental or regulatory process, (iii)  the Administrative Agent or any Lender may disclose any Property Diligence Confidential Information to any rating agency, assignee, participant, prospective assignee or prospective participant, and, in each case their respective agents, legal counsel or advisors; provided, however, that in the case of assignees, participants, prospective assignees and prospective participants, Property Diligence Confidential Information shall only be divulged if such party is subject to confidentiality restrictions substantially similar to those contained herein; provided, further, that such Property Diligence Recipients and their Affiliates and Representatives may only use Property Diligence Confidential Information (i) for the purposes expressly contemplated by the Facility Documents or (ii) to evaluate becoming an assignee or participant under this Agreement. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, each party hereto (or any of its Representatives) may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Advances, any fact relevant to understanding the federal, state and local tax treatment of the Advances, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment.
(c)    Each party hereto acknowledge and agrees that the Property Diligence Confidential Information is provided on an “as-is” basis with all risks and faults associated therewith. Red Bell shall not be liable for losses other than those resulting from Red Bell’s bad faith, fraud, gross negligence, or willful misconduct or breach of contract that arise from any investment or lending decisions based upon Property Diligence Confidential Information that a Lender may undertake related to a Property.
(d)    “Permitted Use” shall mean the use of the Property Diligence Confidential Information by the Administrative Agent, each Lender and the Relevant Parties in the course and conduct of the due diligence of the Properties, which, for the avoidance of doubt, includes, but is not limited to, determining the Advance Value, Asset Purchase Price and Property Value for each Property in connection with the making of Advances under this Agreement.
(e)    The provisions set forth in this Section 35 shall survive the termination of this Agreement and, solely with respect to this Section 35, each of the Diligence Agent and Red Bell shall be a third party beneficiary. Each party hereto agrees to hold the Diligence Agent and Red Bell harmless from and indemnify Diligence Agent and Red Bell against all Costs that result from a breach by such party of this Section 35, other than any Costs which result from either Diligence Agent’s or Red Bell’s bad faith, fraud, gross negligence or willful misconduct or breach of contract.
2.    Effectiveness of this Amendment; Conditions Precedent. The provisions of this Amendment shall be deemed to have become effective as of the date of this Amendment, but such effectiveness shall be expressly conditioned upon the Administrative Agent’s receipt of a counterpart of this Amendment executed and delivered by a duly authorized signatory of each party hereto.
3.    Miscellaneous.
(a)    Headings. The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.
(b)    Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.
(c)    Interpretation. No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

(d)    Complete Agreement; Conflict of Terms. This Amendment constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto. In the event of any inconsistency between the provisions of this Amendment and any provision of the Loan Agreement, the terms and provisions of this Amendment shall govern and control.
(e)    Representations, Warranties and Covenants.
(i)    The Borrower hereby represents and warrants that this Amendment and the Loan Agreement as modified by this Amendment constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and requirements of reasonableness, good-faith and fair dealing.
(ii)    The Borrower hereby represents and warrants that its execution, delivery and performance of this Amendment and its performance under the Loan Agreement as modified by this Amendment, have been duly authorized by all necessary action and: (i) will not contravene the Borrower’s Governing Documents, (ii) will not result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Borrower or any of the Borrower’s properties or assets, (iii) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the terms of any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, management agreement or other agreement or instrument to which the Borrower is a party or to, which the Borrower’s property or assets is subject, that could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and (iv) except for Liens permitted under the Facility Documents, will not result in or require the creation or imposition of any Lien upon or with respect to any of the assets of the Borrower.
(iii)    The Borrower hereby represents and warrants that as of the date hereof, (a) no event has occurred and is continuing which constitutes an Event of Default under the Loan Agreement or an event that but for notice or lapse of time or both would constitute an Event of Default and (b) no change, occurrence, or development exists that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(f)    Reaffirmation, Ratification and Acknowledgment; Reservation. Each Relevant Party on behalf of itself and no other Person hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Administrative Agent, under each Facility Document to which it is a party, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Facility Documents, and (iii) agrees that neither such ratification and reaffirmation, nor the Administrative Agent’s or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from such Relevant Party with respect to any subsequent modifications to the Loan Agreement or the other Facility Documents. Each of the Loan Agreement (as amended hereby) and the other Facility Documents shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall constitute a Facility Document for purposes of the Loan Agreement.
(g)    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW

YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS).
(h)    Effect. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Loan Agreement as modified hereby and each reference in the other Facility Documents to the Loan Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Loan Agreement as modified hereby. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Loan Agreement shall remain the same.
(i)    No Novation or Amendment. Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, the Administrative Agent or any Lender under the Loan Agreement or any other Facility Document, (ii) constitute a waiver of any provision in the Loan Agreement or in any of the other Facility Documents or of any Default or Event of Default that may have occurred and be continuing or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or in any of the other Facility Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
(j)    Lender and Administrative Agent Representations. Each of the Lender and the Administrative Agent hereby represents and warrants that it has the full power and authority to enter into and perform its obligations under this Amendment, has duly authorized the execution, delivery and performance of this Amendment and has duly executed and delivered this Amendment.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BORROWER:

REDFINNOW BORROWER LLC, a
Delaware limited liability company
By: /s/ Chris Nielsen
Name: Chris Nielsen
Title: Authorized Signatory

Signature Page to Amendment No. 1 to Loan and Security Agreement

PLEDGOR:

REDFINNOW PLEDGOR LLC, a
Delaware limited liability company
By: /s/ Chris Nielsen
Name: Chris Nielsen
Title: Authorized Signatory
GUARANTOR:

REDFIN CORPORATION, a
Delaware corporation
By: /s/ Chris Nielsen
Name: Chris Nielsen
Title: Chief Financial Officer

Signature Page to Amendment No. 1 to Loan and Security Agreement

GOLDMAN SACHS BANK USA, as Lender and Administrative Agent

By: /s/ Jeff Hartwick
Name: Jeff Hartwick
Title: Authorized Person

Signature Page to Amendment No. 1 to Loan and Security Agreement